AMENDMENT NO. 5 TO
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT ("Amendment") is made and entered into as of January 22, 2007 by and between ELECTROGLAS, INC., a Delaware corporation ("Borrower"), and COMERICA BANK ("Bank").

                                    RECITALS

     A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of July 16, 2004, as amended by Amendment No. 1 to Loan and Security Agreement dated as of January 24, 2005, Amendment No. 2 to Loan and
Security  Agreement  dated  as of July  13,  2005,  Amendment  No. 3 to Loan and
Security  Agreement  dated as of April 25, 2006, and Amendment No. 4 to Loan and
Security Agreement dated as of September 6, 2006 (collectively, the "Loan Agreement") pursuant to which Bank has agreed to extend and make available to Borrower certain credit facilities.

     B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

     C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

     D. This Amendment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded, are hereinafter collectively referred to as the "Loan Documents."

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

     1. Definitions. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

     2. Amendments to Loan Agreement.

          a. Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "6.7 Financial Covenants. Borrower shall as of the last day of each fiscal quarter of Borrower maintain the financial ratio and covenant set forth in subsection (a) below and shall at all times maintain the financial covenant set forth in subsection (b) below:

               (a) Adjusted Quick Ratio. A ratio of Cash plus net billed trade accounts receivable (provided such accounts receivable are "Eligible Accounts") to all Indebtedness to Bank of at least (i) 1.50 to 1.00 through May 31, 2007, provided that the amount of Cash necessary to comply with the foregoing ratio shall not be less than $5,000,000, and (ii) 2.50 to 1.00 thereafter.

               (b) Minimum Cash. A balance of Cash in a Bank money market account or a Bank deposit account of not less than (i) $3,000,000 through May 31, 2007 and (ii) $2,500,000 thereafter."

          b. Clause (a) of the definition of "Eligible Accounts" contained in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "Accounts that the account debtor has failed to pay in full within (i) one hundred twenty (120) days of invoice date through May 31, 2007 and (ii) ninety
(90) days of invoice date thereafter;"

          c. The definition of "Eligible Foreign Accounts" contained in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "'Eligible Foreign Accounts' means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are (i) supported by one or more letters of credit in an amount and of a tenor, and issue by a financial institution, acceptable to Bank, (ii) insured by the Export Import Bank of the United States or covered by other credit insurance acceptable to Bank, (iii) generated by an account debtor with its principal place of business in Canada, provided that the Bank has perfected its security interest in the appropriate Canadian province, (iv) Accounts with respect to which the account debtor is any of ST Microelectronics NV, Philips Semiconductor (subsidiary of Royal Philips electronics - Netherlands), or DongbuAnam Semiconductor, Inc., or a foreign subsidiary of any of the following:
National Semiconductor, Seagate Technologies, International Rectifier Corporation, Atmel Corporation, Intel Corporation, or Amkor Technology, (v) with respect to Accounts existing on or prior to May 31, 2007, Accounts supported by at least one year of satisfactory payment history from an account debtor that is acceptable to Bank, or (vi) approved by Bank on a case-by-case basis. All Eligible Foreign Accounts must be calculated in U.S. Dollars; provided however, that on or prior to May 31, 2007 Eligible Foreign Accounts shall not exceed $3,000,000.

          d. Exhibit E to the Loan Agreement (Borrowing Base Certificate) is hereby deleted and replaced with Exhibit E in the form attached to this Amendment.

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

     3. Ratification and Reaffirmation of Liens. Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledge that all of such liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains Collateral for the Obligations from and after the date hereof.

     4. Representations And Warranties. Except as set forth on the Amendment to Schedule attached hereto, Borrower represents and warrants that its representations and warranties in the Loan Documents (as amended hereby) continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower. Borrower further represents and warrants that, as of the date hereof after giving effect to this Amendment, no Event of Default has occurred and is continuing.

     5. Full Force And Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates. Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Loan Agreement or any other Loan Document as in effect prior to the date hereof.

     6. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Amendment is effective as of the date first above written; provided that, as a condition precedent to the effectiveness of this Amendment, (i) there shall have been no material adverse change in the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, no material impairment of the prospect of repayment of any portion of the Obligations owing to Bank, and no material impairment of the value or priority of the security interest in the Collateral and (ii) Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Amendment, duly executed by Borrower;

               (b)  payment of the fees and Bank  Expenses then due specified in
Section 2.5 of the Loan Agreement, as amended hereby; and

               (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.


                                BORROWER:

                                ELECTROGLAS, INC.

                                By: /s/Tom Brunton

                                Title: CFO



                                BANK:

                                COMERICA BANK

                                By: /s/Robert Shutt

                                Title: Senior Vice President


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

                                    EXHIBIT E

                           BORROWING BASE CERTIFICATE

Borrower:  Electroglas, Inc.                                                    Lender:  Comerica Bank

Commitment Amount:  $7,500,000

ACCOUNTS RECEIVABLE*

         1.       Accounts Receivable Book Value as of ___                              $___________
         2.       Additions (please explain on reverse)                                 $___________
         3.       TOTAL ACCOUNTS RECEIVABLE                                             $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)*

         4.       Amounts over 120 days (through 5/31/07) and amounts over 90 days (after 5/31/07)
                  of invoice date                                      $___________
         5.       Balance of 25% (40% in the case of ST
                  Microelectronics NV) over 90 day accounts            $___________
         6.       Concentration Limits                                 $___________
         7.       Ineligible Foreign Accounts                          $___________
         8.       Governmental Accounts                                $___________
         9.       Contra Accounts                                      $___________
         10.      Demo Accounts                                        $___________
         11.      Intercompany/Employee Accounts                       $___________
         12.      Other (please explain on reverse)                    $___________
         13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                  $___________
         14.      Eligible Accounts (#3 minus #13)                                      $___________
         15.      LOAN VALUE OF ACCOUNTS (80% of #14)                                   $___________

BALANCES

         16.      Revolving Line minus Non-Formula Amount                               $___________
         17.      Total Funds Available [Lesser of #16 or #15]                          $___________
         18.      Advances in excess of Non-Formula Amount                              $___________
         19.      Outstanding under Letter of Credit Sublimit                           $___________
         20.      RESERVE POSITION (#17 minus #18 and #19)                              $___________

* As determined in accordance with the Loan and Security Agreement dated as of July 16, 2004 between Borrower and Lender, as amended.

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

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

ELECTROGLAS, INC.


By:
    -------------------------------------------------
    Authorized Signer






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